Exhibit 10.6

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is executed as of May 30, 2018, by COREPOINT OPERATING PARTNERSHIP L.P., a Delaware limited partnership, having an address at c/o CorePoint Operating Partnership L.P., 909 Hidden Ridge, Suite 600, Irving, Texas 75038 (together with its successors and permitted assigns, “Guarantor”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179, collectively, as payee (together with its successors and assigns, “Lender”).

W I T N E S S  E T H:

WHEREAS, pursuant to those certain promissory notes, each dated as of the date hereof, executed by the entities set forth on Schedule 1 annexed hereto (each, an “Individual Borrower” and collectively, “Borrower”) and made payable to the order of Lender in the maximum original principal amount of ONE BILLION AND THIRTY-FIVE MILLION AND 00/100 DOLLARS ($1,035,000,000.00), in the aggregate (together with all renewals, modifications, substitutions, increases, amendments and extensions thereof, collectively, the “Note”), Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (“Loan”) which Loan is (i) secured by the liens and security interests of certain mortgages, deed of trust and deeds to secure debt, each dated as of the date hereof, made by the applicable Individual Borrower and CorePoint TRS L.L.C., a Delaware limited liability company (“Operating Lessee”) for the benefit of Lender (as the same may hereafter be amended, restated, renewed, supplemented, replaced, extended or otherwise modified from time to time, collectively, the “Mortgage”), (ii) further evidenced by that certain Loan Agreement, dated as of the date hereof by and among Borrower, Operating Lessee and Lender (as the same may hereafter be amended, modified, restated, renewed or replaced, the “Loan Agreement”) and (iii) further evidenced, secured or governed by the other instruments and documents executed in connection with the Loan (together with the Note, the Loan Agreement and the Mortgage, are hereinafter collectively referred to as the “Loan Documents”);

WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment to Lender of the Guaranteed Obligations (as herein defined); and

WHEREAS, Guarantor is an Affiliate of, or the owner of a direct or indirect interest in Borrower, Operating Lessee and each other Loan Party and Guarantor will directly benefit from Lender’s making of the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1 Guaranty of Obligation. Subject to the terms and conditions hereof, Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment (either directly or through one or more of its Affiliates or other Persons) of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2	Definition of Guaranteed Obligations.

(a) As used herein, the term “Guaranteed Obligations” means all obligations and liabilities of Borrower, Operating Lessee and any other Loan Party for which Borrower, Operating Lessee and any other Loan Party is personally liable pursuant to Section 9.3(b) and Section 9.3(c)(ii)(A)-(D) of the Loan Agreement, in each case, to the extent of the liability of Borrower, Operating Lessee and any other Loan Party thereunder subject to the limitations in Section 1.2(b).

(b) Notwithstanding anything to the contrary in this Guaranty or any of the other Loan Documents, the aggregate liability of Guarantor with respect to the Guaranteed Obligations set forth in Section 9.3(c)(ii)(A)-(D) of the Loan Agreement shall not exceed an amount equal to ten percent (10%) of the principal balance of the Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due thereunder.

(c) In addition to the limitations set forth in Section 1.2(b) above, Guarantor shall have no obligations under this Guaranty or otherwise with respect to the Guaranteed Obligations arising out of acts or omissions occurring after the date of (i) a Transfer resulting from any of the following: (A) the exercise of Lender’s rights under the Loan Documents (but only as to the portion of the collateral subject to such Transfer) or (B) the exercise of any lender’s rights under the Revolver Loan (but only as to the portion of the collateral subject to such Transfer) or (ii) the consummation of any remedial or enforcement action by (A) the Lender under the Loan Documents or with respect to the collateral for the Loan (but only as to the portion of the collateral subject to such enforcement or remedial action) or (B) any holder of the Revolver Loan under the Revolver Loan Documents or with respect to the collateral for such Revolver Loan (but only as to the portion of the collateral subject to such enforcement or remedial action), including, without limitation, any foreclosure, deed-in-lieu, assignment in lieu of foreclosure, the appointment of a custodian, receiver, trustee or examiner, or any other exercise by Lender of its rights under any Loan Document, including, without limitation, any right to vote any pledged securities or any right to replace officers and directors of any Person, that, in each case, results in Borrower or any Affiliated Manager, as applicable, not being under the Control of Guarantor (collectively, a “Foreclosure”). For the avoidance of doubt, in no event shall Guarantor be released from any Guaranteed Obligations or any other liabilities under this Guaranty in existence on or prior to such Foreclosure or caused by Guarantor or any of its Affiliates, and such Guaranteed Obligations shall remain in full force and effect.

1.3 Nature of Guaranty. This Guaranty is an irrevocable, absolute and continuing guaranty of payment and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note or any part thereof and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense (other than that (x) the Guaranteed Obligations are not due and owing or have been paid in full or (y) all sums payable under the Note or any of the other Loan Documents have been paid in full) of Guarantor, Borrower, Operating Lessee, any other Loan Party or any other party, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5 Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid or performed when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, perform and pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6 No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower, Operating Lessee, any other Loan Party or others liable on the Loan or the Guaranteed Obligations or any other Person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower, Operating Lessee, any other Loan Party or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7 Waivers. Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of, and any rights of consent to, (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Mortgage, the Loan Agreement or of any other Loan Documents (other than this Guaranty), (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Properties and/or the collateral for the Loan, (e) the occurrence of any breach by Borrower, Operating Lessee or any other Loan Party or an Event of Default, (f) except as specifically provided in the Loan Documents, Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) except as specifically provided in the Loan Documents, sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) except as specifically provided in the Loan Documents, protest, proof of non-payment or default by Borrower, Operating Lessee or any other Loan Party, (i) except as specifically provided herein or in the other Loan Documents, any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed, (j) any limitation of liability or recourse in any other Loan Document or arising under any law; (k) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration, (l) except as expressly provided in Section 1.2 or in Section 5.4 hereof or as otherwise agreed to in writing by Lender, whether express or by operation of law, any partial release of the liability of Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by Lender covering all or any part of the Guaranteed Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release or settlement of Borrower or any other party liable, directly or indirectly, for the payment of any or all of the Guaranteed Obligations; (m) the making of advances by Lender to protect its interest in the Properties, preserve the value of the Properties or for the purpose of performing any term or covenant contained in any of the Loan Documents; or (n) the existence of any claim, counterclaim, set-off, recoupment, reduction or defense (other than that (x) the Guaranteed Obligations are not due and owing or have been paid in full or (y) all sums payable under the Note or any of the other Loan Documents have been paid in full) based upon any claim or other right that Guarantor may at any time have against Borrower, Lender, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement, or any other Loan Document.

1.8 Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within ten (10) Business Days after demand by Lender, pay Lender all reasonable out-of-pocket costs and expenses (including court costs and reasonable third-party attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section 1.8 shall survive the payment of the Guaranteed Obligations.

1.9 Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower, Operating Lessee, each other Loan Party and Guarantor that Guarantor’s obligations hereunder shall not be discharged except as expressly provided for herein or in the Loan Agreement or by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.10 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, until the Debt is indefeasibly paid in full, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower, Operating Lessee or any other Loan Party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty.

1.11 Borrower, Operating Lessee and Loan Party. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or all of the interest in Borrower. The term “Operating Lessee” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of any Operating Lessee or all of the interest in such Operating Lessee. The term “Loan Party” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of any Loan Party or all of the interest in such Loan Party.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, discharged, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Mortgage, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower, Operating Lessee and Lender, or any other parties, pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower, Operating Lessee, any other Loan Party or Guarantor.

2.3 Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Operating Lessee, any other Loan Party, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower, Operating Lessee, any other Loan Party or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower, Operating Lessee, any other Loan Party or Guarantor, or any changes in the shareholders, partners or members of Borrower, Operating Lessee, any other Loan Party or Guarantor; or any reorganization of Borrower, Operating Lessee, any other Loan Party or Guarantor.

2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Mortgage, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower other than the payments on the Loan made by Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Mortgage, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower, Operating Lessee, any other Loan Party or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5 Release. Any full or partial release of the liability of Borrower, Operating Lessee or any other Loan Party on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay or perform the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.

2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8 Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

2.10 Offset. Any existing or future right of offset, claim or defense of Borrower, Operating Lessee, any other Loan Party or Guarantor against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise, other than payment of the Guaranteed Obligations.

2.11 Merger. The reorganization, merger or consolidation of Borrower, Operating Lessee or any other Loan Party into or with any other Person.

2.12 Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay and perform the Guaranteed Obligations pursuant to the terms hereof. It is the unambiguous and unequivocal intention of

Guarantor that Guarantor shall be obligated to pay and perform the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants as of the date hereof to Lender as follows:

3.1 Benefit. Guarantor is an Affiliate of Borrower, Operating Lessee and each other Loan Party, or is the owner of a direct or indirect interest in one or more Individual Borrowers comprising Borrower, Operating Lessee and each other Loan Party, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2 Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower, Operating Lessee and each other Loan Party and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3 No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

3.4 Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

3.5 Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, general equitable principles and a covenant of good faith and fair dealing.

3.6 Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of Guarantor, threatened against Guarantor, which actions, suits or proceedings, if determined against Guarantor would be reasonably likely to materially adversely affect the condition (financial or otherwise) or business of Guarantor.

3.7 No Plan Assets. As of the date of this Guaranty, Guarantor is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Part 4 of Subtitle B of Title I of ERISA, and none of the assets of Guarantor constitutes “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA, as amended (the “Plan Asset Regulation”). Except as could not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on Guarantor, Guarantor is not obligated to contribute to any employee benefit plan (as so defined) subject to Title IV of ERISA. Assuming compliance by the Lender with paragraph (d) of Section 5.2.9 of the Loan Agreement, transactions contemplated hereunder by or with Guarantor are not subject to any state or other statute or regulation applicable to Guarantor with respect to governmental plans within the meaning of Section 3(32) of ERISA which are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect and which prohibit the transactions contemplated by this Agreement (“Applicable Similar Law”), including, but not limited to the exercise by Lender of any of its rights under the Loan Documents. Guarantor covenants and agrees that it will use commercially reasonable efforts to provide notice to Lender in writing if, in the reasonable judgment of Guarantor, which may be based on consultation with Counsel, the assets of Guarantor constitute plan assets of any “benefit plan investor” within the meaning of the Plan Asset Regulation or any governmental plan (within the meaning of Section 3(32) of ERISA) subject to any Applicable Similar Law.

3.8 ERISA. Assuming compliance by Lender of the representation in Section 5.2.9(d) of the Loan Agreement, Guarantor shall not knowingly engage in any transaction, other than a transaction contemplated hereunder, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, the Mortgage, the Loan Agreement or the other Loan Documents) to be a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A) of the Code.

3.9 Survival. All representations and warranties made by Guarantor herein are made as of the date hereof and shall survive the execution hereof.

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower, Operating Lessee and each other Loan Party to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower, Operating Lessee or any other Loan Party thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower, Operating Lessee or any other Loan Party (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. During the continuance of an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other Person any amount upon the Guarantor Claims.

4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims, provided, however, that Guarantor shall have no such subrogation rights until repayment in full of the Debt.

4.3 Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Borrower, Operating Lessee or any other Loan Party, (ii) create any Liens encumbering the Properties, Borrower, any other Loan Party or any interest in any of the foregoing, other than Permitted Encumbrances or (iii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower, Operating Lessee or any other Loan Party held by Guarantor.

ARTICLE V

RELEASE OF GUARANTOR

5.1 Notwithstanding anything to the contrary contained herein, upon a Replacement Guarantor executing and delivering a Substitute Guaranty in accordance with, and permitted by, the terms of the Loan Agreement, including in connection with a Transfer or Permitted Assumption permitted pursuant to Section 5.2.10 of the Loan Agreement which results in Guarantor no longer owning a direct or indirect interest in Borrower or the Property and as provided in Section 8.1(a)(ix) of the Loan Agreement, Guarantor shall be released as Guarantor (or any then-Replacement Guarantor shall be released as a Replacement Guarantor, if applicable) from its obligations under this Guaranty for acts and omissions occurring from and after such Replacement Guarantor’s execution and delivery of such Substitute Guaranty without waiving any liability accruing prior to the date of such Replacement Guarantor’s execution and delivery of such Substitute Guaranty. The foregoing release shall be effective automatically upon the date of such Substitute Guaranty, but Lender agrees to provide written evidence thereof if the same is reasonably requested by Borrower.

ARTICLE VI

MISCELLANEOUS

6.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

6.2 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if (a) hand delivered, (b) sent by certified or registered United States mail, postage prepaid, return receipt requested, or (c) sent by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 6.2):

Guarantor:

CorePoint Operating Partnership L.P. 909 Hidden Ridge, Suite 600
Irving, TX 75038
Attention: Mark Chloupek

with a copy to:	Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Sasan Mehrara
Lender:

JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Joseph E. Geoghan

and:	JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Nancy Alto

with a copy to:	Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: William P. McInerney, Esq.

A notice shall be deemed to have been given: (i) in the case of hand delivery, when delivered; (ii) in the case of registered or certified mail, when delivered or upon the first attempted delivery on a Business Day; and (iii) in the case of expedited prepaid delivery service, when delivered or upon the first attempted delivery on a Business Day.

6.3 Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR AND HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

REPRESENTATIVE BORROWER

C/O COREPOINT OPERATING PARTNERSHIP L.P.

909 HIDDEN RIDGE, SUITE 600

IRVING, TEXAS 75038

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.

6.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

6.5 Amendments. This Guaranty may be amended only by an instrument in writing executed by the parties hereto.

6.6 Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder, except as contemplated by the Loan Agreement. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

6.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

6.8 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

6.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

6.10 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

6.11 Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.

6.12 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

6.13 Waiver of Right To Trial By Jury. EACH OF GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF GUARANTOR AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

6.14 Intentionally Omitted.

6.15 Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, then, upon the restoration or return of such payments, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

6.16 Special State Provisions. In the event of any inconsistencies between the other terms and conditions of this Agreement and this Section 6.16, the terms and conditions of this Section 6.16 shall control and be binding:

(a) With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of California:

(i) Modifications to Loan and Loan Documents. Guarantor agrees that Lender may do any of the following without affecting the enforceability of this Guaranty or the other Loan Documents: (A) take or release additional security for any obligation in connection with the Loan Documents; (B) discharge or release (by judicial or nonjudicial foreclosure, acceptance of a deed in lieu of foreclosure or otherwise) any Person or Persons liable under the Loan Documents; (C) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of Borrower, Operating Lessee or any other Loan Party, any guarantor of Borrower’s, Operating Lessee’s or other Loan Party’s obligations under the Loan Documents or any pledgor of collateral for any Person’s obligations to Lender; and (D) credit payments in such manner and order of priority to principal, interest or other obligations as Lender may determine in accordance with the terms of the Loan Documents.

(ii) Waivers.

(A) Guarantor agrees that Lender’s right to enforce this Guaranty is absolute and is not contingent upon the genuineness, validity or enforceability of any of the Loan Documents. Guarantor waives all benefits and defenses it may have under California Civil Code Section 2810 and agrees that Lender’s rights under this Guaranty shall be enforceable even if Borrower, Operating Lessee or any other Loan Party had no liability at the time of execution of the Loan Documents or later ceases to be liable.

(B) Guarantor waives all benefits and defenses it may have under California Civil Code Section 2809 and agrees that Lender’s rights under the Loan Documents will remain enforceable even if the amount secured by the Loan Documents is larger in amount and more burdensome than that for which Borrower, Operating Lessee or any other Loan Party is responsible. The enforceability of the Guaranty against Guarantor shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrower’s, Operating Lessee’s and each other Loan Party’s obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of Borrower, Operating Lessee or any other Loan Party, any guarantor of Borrower’s, Operating Lessee’s or any other Loan Party’s obligations under the Loan Documents, any other pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan.

(C) Guarantor waives all benefits and defenses it may have under California Civil Code Sections 2845, 2849 and 2850 (subject to Section 1.10 of this Guaranty), including, without limitation, the right to require Lender to (i) proceed against Borrower, Operating Lessee or any other Loan Party, any guarantor of Borrower’s, Operating Lessee’s or any other Loan Party’s obligations under the Loan Documents, any other pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan, (ii) proceed against or exhaust any other security or collateral Lender may hold, or (iii) pursue any other right or remedy for Borrower’s, Operating Lessee’s or any other Loan Party’s benefit, and agree that Lender may exercise its rights under this Guaranty or may foreclose against any of the Individual Properties without taking any action against Borrower, Operating Lessee, any other Loan Party, any guarantor of Borrower’s, Operating Lessee’s obligations under the Loan Documents, any pledgor of collateral for any Person’s obligations to Lender or any other Person in connection with the Loan, and without proceeding against or exhausting any security or collateral Lender holds.

(D) Guarantor waives any rights or benefits it may have by reason of California Code of Civil Procedure Section 580a, or other applicable law, which could limit the amount which Lender could recover in a foreclosure of any of the Individual Properties to the difference between the amount owing under the Loan Documents and the fair value of any such Individual Property or interests sold at a nonjudicial foreclosure sale or sales of any other real property held by Lender as security for the obligations under the Loan Documents.

(E) Guarantor, as a guarantor or surety, waives diligence and all demands, protests, presentments and notices of protest, dishonor, nonpayment and acceptance of the Loan Documents.

(F) Guarantor waives all rights and defenses that are or may become available to the guarantor or other surety by reason of California Civil Code Sections 2787 to 2855, inclusive, subject to Section 1.10 of this Guaranty.

(G) This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives:

(1) any and all rights to which Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Lender to take prior recourse or proceedings against any collateral, security or Person whatsoever;

(2) any rights of sovereign immunity and any other similar and/or related rights; and

(3) any defenses (other than that (x) the Guaranteed Obligations are not due and owing or have been paid in full or (y) all sums payable under the Note or any of the other Loan Documents have been paid in full).

(H) Guarantor further waives: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower, Operating Lessee and the other Loan Parties from any cause other than that (x) the Guaranteed Obligations are not due and owing or have been paid in full or (y) all sums payable under the Note or any of the other Loan Documents have been paid in full; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower, Operating Lessee and the other Loan Parties or any principal of Borrower, Operating Lessee and the other Loan Parties or any defect in the formation of Borrower, Operating Lessee and the other Loan Parties or any principal of Borrower, Operating Lessee and the other Loan Parties; (c) any defense based upon the application by Borrower, Operating Lessee and the other Loan Parties of the proceeds of the Loan for purposes other than the purposes represented by Borrower, Operating Lessee and the other Loan Parties to Lender or intended or understood by Lender or Guarantor; (d) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (c) any defense based upon Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (f) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code; and (g) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof. Guarantor agrees that the payment of all sums payable under the Note or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Note or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder. Without limiting the generality of the foregoing or any other provision hereof, Guarantor expressly waives for the benefit of Lender to the extent permitted by law any and all rights and defenses which might otherwise be available to Guarantor under California Civil Code Sections 2899 and 3433 or any similar law of California or of any other state or of the United States.

(I) Guarantor hereby also waives and agrees not to assert or take advantage of any defense of Guarantor based upon Lender’s election of any remedy against Guarantor, Borrower, Operating Lessee and the other Loan Parties or any of them, including, without limitation, the defense to enforcement of this Guaranty (the “Gradsky” defense based upon Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968) or subsequent cases) which, absent this waiver, Guarantor would have by virtue of an election by Lender to conduct a non-judicial foreclosure sale of the Properties, it being understood by Guarantor that any such non-judicial foreclosure sale will destroy, by operation of California Code of Civil Procedure Section 580d, all rights of any party to a deficiency judgment against Borrower, and, as a consequence, will destroy all rights which Guarantor would otherwise have (including, without limitation, the right of subrogation, the right of reimbursement, and the right of contribution) to proceed against Borrower and to recover any such amount, and that Lender could be otherwise estopped from pursuing Guarantor for a deficiency judgment after a non-judicial foreclosure sale on the theory that a guarantor should be exonerated if a lender elects a remedy that eliminates the guarantor’s subrogation, reimbursement or contribution rights.

(J) Guarantor hereby also waives (a) any defense based upon Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Note or any of the other Loan Documents; (b) any right of subrogation, any right to enforce any remedy which Lender may have against Borrower and any right to participate in, or benefit from, any security for the Note or the other Loan Documents now or hereafter held by Lender; and (c) presentment, demand, protest and notice of any kind. Guarantor agrees that the payment of all sums payable under the Note or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Note or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder. Without limiting the generality of the foregoing or any other provision hereof, Guarantor expressly waives to the extent permitted by law any and all rights and defenses which might otherwise be available to Guarantor under California Civil Code Sections 2787 to 2855 inclusive (subject to Section 1.10 of this Guaranty) and Chapter 2 of Title 14, 2899 and 3433 and under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections.

(K) Guarantor agrees that it is bound to the payment of all Guaranteed Obligations, whether now existing or hereafter accruing as fully as if such Guaranteed Obligations were directly owing to Lender by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than that (x) the Guaranteed Obligations are not due and owing or have been paid in full or (y) all sums payable under the Note or any of the other Loan Documents have been paid in full) of Guarantor or by reason of the cessation from any cause whatsoever of the liability of Guarantor in respect thereof.

(L) Guarantor hereby also waives (i) any rights to assert against Lender any defense (legal or equitable), set off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Guarantor or any other party liable to Lender; (ii) any defense, set off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; and (iii) any defense Guarantor has to performance hereunder, and any right Guarantor has to be exonerated, provided by Sections 2819, 2822 or 2825 of the California Civil Code, or otherwise, arising by reason of: any claim or defense based upon an election of remedies by Lender; the impairment or suspension of Lender’s rights or remedies against Guarantor; the alteration by Lender of the Guaranteed Obligations; any discharge of Guarantor’s obligations to Lender by operation of law as a result of Lender’s intervention or omission; or the acceptance by Lender of anything in partial satisfaction of the Guaranteed Obligations. Guarantor acknowledges and agrees that, as a result of the foregoing sentence, Guarantor is knowingly waiving in advance a complete or partial defense to this Guaranty arising under California Code of Civil Procedure Sections 580d or 580a and based upon Lender’s election to conduct a private non-judicial foreclosure sale. Notwithstanding anything to the contrary contained herein, Guarantor does not waive the defense that the Guaranteed Obligation are not due or owing or the Guaranteed Obligations have been fully and finally performed and indefeasibly paid.

(iii) Guarantor Informed of Borrower’s Condition. Guarantor acknowledges that it has had an opportunity to review the Loan Documents, the value of the security for each of the other entities comprising Borrower, Operating Lessee and each other Loan Party under the Loan Documents and the financial condition of each of the other entities comprising Borrower, Operating Lessee and each other Loan Party and the ability of such entity to satisfy its obligations to Lender. Guarantor agrees to keep itself fully informed of all aspects of the financial condition of Borrower, Operating Lessee and each other Loan Party and of the performance of Borrower, Operating Lessee and each other Loan Party to Lender and agrees that Lender has no duty to disclose to Guarantor any information pertaining to Borrower, Operating Lessee or any other Loan Party or any security for the obligations of the other entities comprising Borrower under the Loan Documents.

(iv) Waiver of Estoppel Defense. Upon and during the continuance of an Event of Default, Lender may elect to foreclose nonjudicially the Lien of any or all of the Mortgages and, if such right has arisen, to also exercise its rights under this Guaranty. Guarantor acknowledges that its right to seek reimbursement from Borrower for any amounts paid by it to Lender under this Guaranty will be eliminated if Lender elects to so foreclose the Lien of the Mortgages. Nevertheless, Guarantor waives any such right to reimbursement and agrees that a nonjudicial foreclosure by Lender of the Lien of the Mortgages will not affect the enforceability of the Loan Documents on Guarantor’s interest in any of the Individual Properties. In order to further effectuate such waiver, each Guarantor hereby agrees that it waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure of the Lien of any or all of the Mortgages, has destroyed its rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

(v) Subrogation. Guarantor waives its rights under California Civil Code Sections 2847, 2848 and 2849 to the extent not inconsistent with Section 1.10 of this Guaranty.

(vi) Confirmation of Waivers. In accordance with California Civil Code Section 2856(c), Guarantor, as guarantor, hereby makes the following waivers:

(A) Guarantor waives all rights and defenses that Guarantor may have because the Loan is secured by real property. This means, among other things:

(1) Lender may collect from Guarantor without first foreclosing on any other real or personal property collateral pledged by the Borrower, Operating Lessee or any other Person (each an “Other Obligor” and collectively, the “Other Obligors”).

(2) If Lender forecloses on any real property collateral pledged by any Other Obligor:

a. The amount of the Loan may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

b. Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from any Other Obligor.

(B) This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the debtor’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedures.

(vii) Judicial Reference Agreement; Referee; Costs. In the event that any action, proceeding and/or hearing on any matter whatsoever, including all issues of fact or law arising out of, or in any way connected with, the Properties, this Guaranty or any of the Loan Documents, or the enforcement of any remedy under any law, statute, or regulation (hereinafter, a “Controversy”), is to be tried in a court of Los Angeles County, California and the jury trial waiver provisions set forth above are not permitted or otherwise applicable under then-prevailing law, then Guarantor agrees to the following provisions:

(A) Controversies Subject to Judicial Reference; Conduct of Reference.

(1) Each Controversy shall be determined by a consensual general judicial references (the “Reference”) pursuant to the provisions of California Code of Civil Procedures §§ 638 et. seq., as such statutes may be amended or modified from time to time.

(2) Upon a written request, or upon an appropriate motion by either Lender or Guarantor, any pending action relating to any Controversy and every Controversy shall be heard by a single Referee who shall then try all issues (including any and all questions of law and questions of fact relating thereto), and issue findings of fact and conclusions of law and report a statement of decision. The Referee’s statement of decision will constitute the conclusive determination of Controversy. Lender and Guarantor agree that the Referee shall have the power to issue all legal and equitable relief appropriate under the circumstances before him/her.

(3) Lender and Guarantor shall promptly and diligently cooperate with one another and the Referee, and shall perform such acts as may be necessary to obtain prompt and expeditious resolution of each Controversy in accordance with the terms of this Section.

(4) Either Lender or Guarantor may file the Referee’s findings, conclusions and statement with the clerk or judge of any appropriate court, file a motion to confirm the Referee’s report and have judgment entered thereon. If the report is deemed incomplete by such court, the Referee may be required to complete the report and resubmit it.

(5) Lender and Guarantor will each have such rights to assert such objections as are set forth in California Code of Civil Procedure §§ 638 et seq.

(6) All proceedings shall be closed to the public and confidential, and all records relating to the Reference shall be permanently sealed when the order thereon becomes final.

(B) Selection of Referee; Powers.

(1) Lender and Guarantor shall select a single neutral referee (the “Referee”), who shall be a retired judge or justice of the courts of the State of California, or a federal court judge, in each case, with at least ten years of judicial experience in civil matters. The Referee shall be appointed in accordance with California Code of Civil Procedure §§ 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts).

(2) If within ten (10) days after the request or motion for the Reference, Lender and Guarantor cannot agree upon a Referee, either Lender or Guarantor may request or move that the Referee be appointed by the Presiding Judge of the Los Angeles County Superior Court or of the U.S. District Court for the Central District of California. The Referee shall determine all issues relating to the applicability, interpretation, legality and enforceability of this Section.

(C) Provisional Remedies; Self-Help and Foreclosure.

(1) No provision of this Section shall limit the right of either Lender or Guarantor, as the case may be, to (1) exercise such self-help remedies as might otherwise be available under applicable law, (2) initiate judicial or non-judicial foreclosure against any real or personal property collateral, (3) exercise any judicial or power of sale rights, or (4) obtain or oppose provisional or ancillary remedies, including without limitation, injunctive relief, writs of possession, the appointment of a receiver, and/or additional or supplementary remedies from a court of competent jurisdiction before, after or during the pendency of the Reference.

(2) The exercise of, or opposition to, any such remedy does not waive the right of Lender or Guarantor to the Reference pursuant to this Section.

(D) Costs and Fees.

(1) Promptly following the selection of the Referee, Lender and Guarantor shall each advance equal portions of the estimated fees and costs of the Referee.

(2) In the statement of decision issued by the Referee, the Referee shall award costs, including reasonable attorneys’ fees, to the prevailing party, if any, and may order the Referee’s fees to be paid or shared by Guarantor and/or Lender in such manner as the Referee deems just.

(b) With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of Washington:

(i) NOTICE REGARDING ORAL COMMITMENTS: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, MODIFY LOAN TERMS, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

(i) Time is of the essence in this Guaranty.

(ii) Notwithstanding anything contained herein or in any other Loan Document to the contrary, this Guaranty is not secured by any Mortgage encumbering property in Washington State.

(c) With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of North Carolina:

(i) Guarantor waives, to the fullest extent permitted by law, all rights granted by N.C. Gen. Stat. §§ 26-7 through 26-9, inclusive, including, without limitation, all rights to require Lender to proceed against or exhaust any collateral held by Lender to secure the Loan.

(d) If and to the extent that the laws of the State of Colorado shall apply, then Guarantor agrees to the following provisions of this Section:

(i) Guarantor waives any rights which might otherwise exist under C.R.S. §§ 13-50-102 or 13-50-103 (or under any corresponding or similar statute, future statute or rule of law) by reason of any release of fewer than all of the guarantors if there are multiple guarantors.

(e) If and to the extent that the laws of the State of Arizona shall apply, then Guarantor agrees to the following provisions of this Section:

(i) To the extent permitted by applicable law and subject to Section 9.3 of the Loan Agreement, Guarantor waives any rights or benefits it may have which could limit the amount which Lender could recover in a foreclosure of any of the Individual Properties to the difference between the amount owing under the Loan Documents and the fair value of any such Individual Property or interests sold at a nonjudicial foreclosure sale or sales of any other real property held by Lender as security for the obligations under the Loan Documents.

(ii) To the extent permitted by applicable law, Guarantor, as guarantor, hereby waives all rights and defenses that Guarantor may have because the Loan is secured by real property. Subject to Section 9.3 of the Loan Agreement, this means, among other things, that if Lender forecloses on any real property collateral pledged by any Other Obligor:

(A)	The amount of the Loan may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B)	Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from any Other Obligor.

(f) With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of Texas:

(i) Guarantor hereby expressly waives: (i) any right to revoke this Guaranty with respect to the Guaranteed Obligations; (ii) any right to require Lender to do any of the following before Guarantor is obligated to pay or perform the Guaranteed Obligations or before Lender may proceed against Guarantor: (A) sue or exhaust remedies against Borrower or any other Person liable for the Guaranteed Obligations or any portion thereof; (B) sue on an accrued right of action in respect of any of the Guaranteed Obligations or bring any other action, exercise any other right, or exhaust any other remedy; or (C) enforce rights against Borrower’s assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (iii) any right relating to the timing, manner or conduct of Lender’s enforcement of rights against Borrower’s assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (iv) if Guarantor and Borrower (or any other Person) have each pledged assets to secure the Guaranteed

Obligations, any right to require Lender to proceed first against collateral pledged by Borrower (or any other Person) before proceeding against the collateral pledged by Guarantor; (v) other than as provided for in this Agreement or the Loan Documents, promptness, diligence, notice of any Event of Default, notice of nonpayment or nonperformance, notice of acceleration or intent to accelerate, demand for payment (although Lender may, but shall have no obligation to, make demand for payment), acceptance or notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, notice of any suit or other action by Lender against Borrower or any other Person, any notice to any Person liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty; and (vi) each of the foregoing rights or defenses, regardless of whether they arise under (A) Rule 31 of the Texas Rules of Civil Procedure, (B) Section 17.001 of the Texas Civil Practice and Remedies Code, (C) Chapter 34 of the Texas Business and Commerce Code, or (D) any other statute or law, common law, in equity, under contract or otherwise, or under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law; and (vii) subject to Section 9.3 of the Loan Agreement, any and all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code, and under any amendments, recodifications, supplements or any successor statute or law of or to any such statute or law.

(g) With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of Georgia:

(i) Guarantor waives any rights which might otherwise exist under the provisions of Section 10-7-24 of O.C.G.A. or 11-3-601 O.C.G.A.

(h) With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of Connecticut:

(i) To induce Lender to enter into the commercial loan transaction evidenced by the Loan Agreement and other Loan Documents, Guarantor agrees that this is a “commercial transaction” as defined in Section 52-278(a) of the Connecticut General Statutes, as amended, and Guarantor waives any rights to notice and a hearing under Sections 52-278a to 52-278n of the Connecticut General Statutes, as amended, and authorizes Lender’s attorney to issue a writ for a prejudgment remedy, including, but not limited to, garnishment, attachment, foreign attachment and replevin, without securing a court order.

(i) With respect to the foregoing provisions contained in this Guaranty, the following shall apply with respect to the State of New Mexico:

(i) To the extent, if at all, N.M. Stat. Ann. § 56-7-1 is applicable to any indemnification provisions in this Agreement, any agreement to indemnify any indemnitee in this Agreement is limited by the provisions of such statute.

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EXECUTED as of the day and year first above written.

GUARANTOR:

COREPOINT OPERATING PARTNERSHIP L.P., a Delaware limited partnership

By: CorePoint OP GP L.L.C., its general partner

By:	David Bradtke
Name:	David Bradtke
Title:	Senior Vice President, Tax

SCHEDULE 1

BORROWER

1.	CPLG TX Properties L.L.C. (f/k/a LQ TX Properties L.L.C.)

2.	CPLG Properties L.L.C. (f/k/a LQ Properties L.L.C.)

3.	CPLG FL Properties L.L.C. (f/k/a LQ FL Properties L.L.C.)

4.	CPLG Ft. Myers L.L.C. (f/k/a LQ Ft. Myers L.L.C.)

5.	CPLG Thousand Oaks L.L.C. (f/k/a LQ Thousand Oaks L.L.C.)

6.	CPLG Charlotte L.L.C. (f/k/a LQ Charlotte L.L.C.)

7.	CPLG Fort Lauderdale L.L.C. (f/k/a LQ Fort Lauderdale L.L.C.)

8.	CPLG Garden City L.L.C. (f/k/a LQ Garden City L.L.C.)

9.	CPLG South Burlington L.L.C. (f/k/a LQ South Burlington L.L.C.)

10.	CPLG Islip L.L.C. (f/k/a LQ Islip L.L.C.)

11.	CPLG St. Albans L.L.C. (f/k/a LQ St. Albans L.L.C.)

12.	CPLG West Palm Beach L.L.C. (f/k/a LQ West Palm Beach L.L.C.)

13.	CPLG Acquisition Properties L.L.C.(f/k/a LQ Acquisition Properties L.L.C.)

14.	CPLG Chicago L.L.C. (f/k/a LQ Chicago L.L.C.)

15.	CPLG Charleston L.L.C. (f/k/a LQ Charleston L.L.C.)

16.	CPLG Virginia Beach L.L.C. (f/k/a LQ Virginia Beach L.L.C.)

17.	CPLG Rancho Cordova L.L.C. (f/k/a LQ Rancho Cordova L.L.C.)

18.	CPLG Wellesley Properties L.L.C. (f/k/a LQ Wellesley Properties L.L.C.)

19.	CPLG MD Business L.L.C. (f/k/a LQ MD Business L.L.C.)

20.	CPLG Bloomington L.L.C. (f/k/a LQ Bloomington L.L.C.)

21.	CPLG Santa Ana L.L.C. (f/k/a LQ Santa Ana L.L.C.)

22.	CPLG Prime Mezz L.L.C. (f/k/a BRE/Prime Mezz L.L.C.)

23.	CPLG Portfolio East L.L.C. (f/k/a LQ Portolio East L.L.C.)

SCH. 1-1